CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Investment Trust – Legg Mason Partners Classic Values Fund (the “Registrant”), each certify to the best of his knowledge that:

       1. The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Investment Trust — Legg Mason Partners Classic Values Fund	Chief Financial Officer Legg Mason Partners Investment Trust — Legg Mason Partners Classic Values Fund
/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: August 7, 2006	Date: August 7, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.